EXHIBIT 23(a)



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                              CONSENT OF ATTORNEYS

Reference is made to the Registration Statement of CEL-SCI, whereby selling shareholders propose to sell up to 39,790,790 shares of CEL-SCI's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

                                     Very truly yours,

                                     HART & TRINEN

                                     /s/ William T. Hart

                                     William T. Hart




Denver, Colorado
September 21, 2009